                                                                    Exhibit 11.1

                               POPE & TALBOT, INC.
                    STATEMENT SHOWING CALCULATION OF AVERAGE
                     COMMON SHARES OUTSTANDING AND EARNINGS
                            PER AVERAGE COMMON SHARE



                                             Three months ended                 Nine months ended
                                                September 30,                     September 30,
                                       ------------------------------     -----------------------------
                                           1998              1997             1998             1997
                                       ------------      ------------     ------------     ------------

Weighted average number
    of common shares
    outstanding                          13,481,441        13,465,759       13,481,441       13,398,218

Application of the "treasury
    stock" method to the stock
    option plan                                  --           113,420               --           47,768
                                       ------------      ------------     ------------     ------------
Total common and common
    equivalent shares,
    assuming dilution                    13,481,441        13,579,179       13,481,441       13,445,986
                                       ============      ============     ============     ============

Net income(loss)                       $ (6,753,000)     $  3,360,000     $  6,602,000     $  8,719,000
                                       ============      ============     ============     ============


Diluted net income(loss) per share     $       (.50)     $        .25     $        .49     $        .65
                                       ============      ============     ============     ============



The computation of basic net income (loss) per common share is not included because the computation can be clearly determined from the material contained in this report.